SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 14, 1999
                                                         ----------------

                          TRIANGLE IMAGING GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       FLORIDA                     2-96392-A                   59-2493183
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  (STATE OR OTHER                 (COMMISSION                (IRS EMPLOYER
  JURISDICTION OF                 FILE NUMBER)             IDENTIFICATION NO.)
    FORMATION)



               4400 WEST SAMPLE ROAD, COCONUT CREEK, FLORIDA          33073
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 968-2080

                       ---------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

                        ---------------------------------

ITEM 5.  OTHER EVENTS.

     On January 14, 1999, Harold S. Fischer, the President and a member of the Board of Directors of Triangle Imaging Group, Inc. (the "Company"), was appointed as a receiver by the Circuit Court for Broward County until the next annual meeting of the Company's stockholders. The Court also confirmed the validity of the election of the Company's Board of Directors consisting of Harold S. Fischer, J. Alan Lindauer and Charles D. Winslow by the Company's stockholders as of December 23, 1998 and the suspension of Vito Bellezza, the Company's Chief Executive Officer, until the completion of the investigation of certain transactions in the Company's common stock which may have involved Mr. Bellezza.

     On December 23, 1998, the Company filed a Form 8-A with the Securities and Exchange Commission (the "Commission") which registered the Company's shares of common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As a result, the Company is obligated to file periodic reports with the Commission as required by the 1934 Act.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                          TRIANGLE IMAGING GROUP, INC.



                          By: /s/ HAROLD S. FISCHER
                             --------------------------------------
                                  Harold S. Fischer
                                  President


Dated: January 21, 1999


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